NOTICE OF RESCISSION
OF AMENDMENT TO STOCK OPTION AGREEMENT
To: [Recipient Name] (Employee Number: nnnnn)
Dated: June 17, 2014
Reference is made to the Stock Option Agreement (the “Option Agreement”) dated [Date] between you and Covisint Corporation (the “Corporation”) pursuant to which the Company granted to you a stock option to purchase [#shares] shares of the Corporation’s common stock (“Shares”) at $[price] per share, upon the terms and conditions contained therein and in the Covisint Corporation 2009 Long Term Incentive Plan (the “Plan”), as amended by that certain amendment dated May 8, 2014 pursuant to which the Corporation added a “tandem” Stock Appreciation Right (the “Tandem SAR Amendment”). Pursuant to this Notice of Rescission, the Corporation hereby rescinds the Tandem SAR Amendment in its entirety, effective as of the initial effective date thereof, such that the Tandem SAR Amendment shall have no force or effect whatsoever and shall create no rights or obligations whatsoever of one party against the other and the Option Agreement shall remain in full force and effect as if such Tandem SAR Amendment had not occurred.
Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions, and provisions of the Option Agreement, except as noted above.
Very truly yours,
COVISINT CORPORATION

By: _____________________
Michael A. Sosin
Vice President, General Counsel and Secretary

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